EXHIBIT 99

FOR IMMEDIATE RELEASE
Contacts: Louis Adams/Chris Barnes, Media Relations            Lynn Schweinfurth, Investor Relations
                  (972) 770-4968/(972) 770-4959                                         (972) 770-7228

BRINKER RESOLVES IRS DISPUTE, ANNOUNCES REDEMPTION OF DEBENTURES AND ISSUES RESTATEMENT

            DALLAS (Dec. 22, 2004) -- Brinker International, Inc., (NYSE: EAT) today announced that it has resolved its previously disclosed dispute with the Internal Revenue Service concerning the Tip Reporting Alternative Commitment (TRAC) agreement.

Brinker paid an assessment of $17.3 million in December 2004 for employer-only Federal Insurance Contributions Act (FICA) taxes on unreported cash tips for calendar years 2000 through 2002. The company will record the $17.3 million payment in restaurant expenses in the second quarter of fiscal 2005 and expects to record an income tax benefit of approximately $16.9 million, consisting primarily of federal income tax credits related to excess FICA taxes. This will result in a negative impact on net income of approximately $400,000 in the second quarter of fiscal 2005.

Brinker continues to believe that it was in full compliance with the TRAC agreement and that the IRS' retroactive revocation was unjustified, particularly in light of compliance reviews conducted by the IRS prior to the revocation. Nevertheless, the company has agreed to the resolution to avoid potentially costly and protracted litigation.

The company further stated that due to the IRS' current interpretation of the TRAC program, it will not seek to reinstate the agreement.

Company announces redemption of debentures

Brinker also announced that it intends to exercise its right to redeem all of its outstanding zero coupon convertible senior debentures due 2021 at the price of $633.54 per $1,000 principal amount of the debentures at maturity. The redemption date is expected to be January 24, 2005.

Under the indenture governing the debentures, debenture holders will have the right to convert each $1,000 principal amount of the debentures at maturity into 18.08 shares of Brinker common stock at any time beginning December 23, 2004, until the close of business on January 20, 2005.

Company issues restatement

Following a review of its accounting policy and in consultation with its independent registered public accounting firm, KPMG LLP, the company has corrected its computation of straight-line rent expense and the related deferred rent liability.  This move is similar to recent restatements announced by other KPMG client restaurant companies.

Historically, when accounting for leases with renewal options, rent expense has been recorded on a straight-line basis over the initial non-cancelable lease term.  Buildings and leasehold improvements on those properties are depreciated over a period equal to the shorter of the term of the lease -- including option periods provided for in the lease -- or the useful life of the assets.  Brinker will recognize rent expense on a straight-line basis over sufficient renewal periods to equal the depreciable life of 20 years, including cancelable option periods where failure to exercise such options would result in an economic penalty.

Brinker also evaluated the accounting of an intangible asset related to franchise rights acquired in fiscal 1998 and has determined that it would have been more appropriate to expense the purchase price of the franchise rights.

As a result of the above items, Brinker will restate its financial statements through the first quarter of fiscal 2005. The company estimates that the cumulative effect of the restatement through fiscal 2004 will be an increase in the deferred rent liability of approximately $20.7 million and a decrease in intangible franchise rights of $4.4 million. In addition, the deferred income tax liability at the end of fiscal 2004 will decrease by approximately $9.4 million, and retained earnings at the end of fiscal 2004 will decrease by approximately $15.7 million.  Rent expense for fiscal years ended 2002, 2003 and 2004 will increase by approximately $3.3 million, $3.9 million and $4.9 million, respectively, and for the first quarter of fiscal 2005 by approximately $1.3 million.

The restatement will decrease diluted net earnings per share by approximately $0.02, $0.02 and $0.03 for the fiscal years ended 2002, 2003 and 2004, respectively, and approximately $0.01 for the first quarter of fiscal 2005.  The restatement will not have any impact on the company's previously reported cash flows, sales or comparable store sales or compliance with any covenant under its credit facility or other debt instruments.

These estimates are subject to change as the company's independent registered public accounting firm completes its review.  The company will amend the appropriate filings with the Securities and Exchange Commission to include the restated financial statements.  As a result of the restatement, the financial statements contained in the company's prior filings with the SEC should no longer be relied upon.

Impact on EPS Guidance

As a result of the change in straight-line rent accounting and the IRS resolution, the company now expects that its second quarter and fiscal 2005 net earnings and earnings per diluted share estimates will be reduced by approximately $1.2 million and $3.8 million, and approximately $0.01 and $0.04, respectively.  Accordingly, the company's current estimates of earnings per diluted share are now approximately $0.44 to $0.46 for the second quarter and approximately $2.02 to $2.15 for fiscal 2005.  The fiscal 2005 estimates include the impact of EITF 04-8, exclude impairments and lease obligation charges associated with Big Bowl and Rockfish, and exclude potential refranchising gains.

The table below includes a reconciliation of second quarter and full year diluted earnings per share forecast:

	Forecast
	Second Qtr. FY '05	Full Year FY '05
Adjusted diluted EPS	$0.47 - $0.49	$2.14 - $2.26
EITF 04-8, net of forward settlement	(0.02)	(0.08) - (0.07)
Rent expense restatement & IRS resolution	(0.01)	(0.04)
Diluted EPS after adjustments	$0.44 - $0.46	$2.02 - $2.15
Impairment and lease obligation charges	(0.03)	(0.28)
Refranchising gains	0.00	0.03
Diluted EPS	$0.41 - $0.43	$1.77- $1.90

Brinker International either owns, operates, franchises, or is involved in the ownership of 1,517 restaurants under the names Chili's Grill & Bar, Romano's Macaroni Grill, Maggiano's Little Italy, On The Border Mexican Grill & Cantina, Corner Bakery Cafe, Big Bowl Asian Kitchen, and Rockfish Seafood Grill.

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by general business and economic conditions, the impact of competition, the seasonality of the company's business, adverse weather conditions, future commodity prices, fuel and utility costs and availability, terrorists acts, consumer perception of food safety, changes in consumer taste, changes in demographic trends, availability of employees, unfavorable publicity, the company's ability to meet its growth plan, acts of God, governmental regulations, and inflation.

BRINKER INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET
SUMMARY OF RESTATEMENT IMPACTS
AS OF SEPT 29, 2004
(In thousands)
(Unaudited)

ASSETS	AS REPORTED	ADJUSTMENTS	AS RESTATED
Current Assets:
Cash and cash equivalents	$ 50,718	-	$ 50,718
Accounts receivable	45,884	-	45,884
Inventories	42,556	-	42,556
Prepaid expenses and other	73,092	-	73,092
Deferred income taxes	19,592	-	19,592
Total current assets	231,842	-	231,842
Property and Equipment, at Cost:
Land	286,635	-	286,635
Buildings and leasehold improvements	1,386,668	-	1,386,668
Furniture and equipment	686,403	-	686,403
Construction-in-process	75,498	-	75,498
	2,435,204	-	2,435,204
Less accumulated depreciation and amortization	(850,000)	-	(850,000)
Net property and equipment	1,585,204	-	1,585,204
Other Assets:
Goodwill	136,021	-	136,021
Other	73,482	(4,405)	69,077
Total other assets	209,503	(4,405)	205,098
Total assets	$ 2,026,549	(4,405)	$ 2,022,144

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current installments of long-term debt	$ 18,131	-	$ 18,131
Accounts payable	100,141	-	100,141
Accrued liabilities	208,867	-	208,867
Income taxes payable	-	-	-
Total current liabilities	327,139	-	327,139
Long-term debt, less current installments	640,319	-	640,319
Deferred income taxes	83,081	(9,931)	73,150
Other liabilities	92,472	21,987	114,459

Shareholders' Equity:
Common stock	11,750	-	11,750
Additional paid-in capital	233,424	-	233,424
Accumulated other comprehensive income	658	-	658
Retained earnings	1,292,017	(16,461)	1,275,556
	1,537,849	(16,461)	1,521,388
Less:
Treasury stock, at cost	(652,409)	-	(652,409)
Unearned compensation	(1,902)	-	(1,902)
Total shareholders' equity	883,538	(16,461)	867,077
Total liabilities and shareholders' equity	$ 2,026,549	(4,405)	$ 2,022,144

BRINKER INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF INCOME
SUMMARY OF RESTATEMENT IMPACTS
THIRTEEN WEEK PERIOD ENDED SEPT 29, 2004
(In thousands, except per share amounts)
(Unaudited)

	AS REPORTED	ADJUSTMENTS	AS RESTATED
Revenues	$ 910,478	-	$ 910,478
Operating Costs and Expenses:
Cost of sales	253,089	-	253,089
Restaurant expenses	509,401	1,292	510,693
Depreciation and amortization	45,939	-	45,939
General and administrative	37,152	-	37,152
Restructure charges and other impairments	48,256	-	48,256
Total operating costs and expenses	893,837	1,292	895,129

Operating income	16,641	(1,292)	15,349

Interest expense	7,119	-	7,119
Other, net	442	-	442
Income before tax benefit	9,080	(1,292)	7,788
Income tax benefit	5,639	482	6,121
Net income	$ 14,719	(810)	$ 13,909

Basic net income per share	$ 0.16	(0.01)	$ 0.15
Diluted net income per share	$ 0.16	(0.01)	$ 0.15
Basic weighted average
shares outstanding	89,761		89,761
Diluted weighted average
shares outstanding	90,930		90,930

BRINKER INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF INCOME
SUMMARY OF RESTATEMENT IMPACTS
THIRTEEN WEEK PERIOD ENDED SEPT 24, 2003
(In thousands, except per share amounts)
(Unaudited)

	AS REPORTED	ADJUSTMENTS	AS RESTATED
Revenues	$ 870,898	-	$ 870,898
Operating Costs and Expenses:
Cost of sales	239,902	-	239,902
Restaurant expenses	486,358	1,163	487,521
Depreciation and amortization	42,409	-	42,409
General and administrative	33,296	-	33,296
Restructure charges and other impairments	-	-	-
Total operating costs and expenses	801,965	1,163	803,128

Operating income	68,933	(1,163)	67,770

Interest expense	3,318	-	3,318
Other, net	(257)	-	(257)
Income before tax expense	65,872	(1,163)	64,709
Income tax benefit expense	(21,277)	441	(20,836)
Net income	$ 44,595	(722)	$ 43,873

Basic net income per share	$ 0.46	(0.01)	$ 0.45
Diluted net income per share	$ 0.45	(0.01)	$ 0.44
Basic weighted average
shares outstanding	97,404		97,404
Diluted weighted average
shares outstanding	99,367		99,367

BRINKER INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET
SUMMARY OF RESTATEMENT IMPACTS
AS OF JUNE 30, 2004
(In thousands)

ASSETS	AS REPORTED	ADJUSTMENTS	AS RESTATED
Current Assets:
Cash and cash equivalents	$ 226,762	-	$ 226,762
Accounts receivable	37,934	-	37,934
Inventories	38,113	-	38,113
Prepaid expenses and other	74,764	-	74,764
Deferred income taxes	23,347	-	23,347
Total current assets	400,920	-	400,920
Property and Equipment, at Cost:
Land	283,777	-	283,777
Buildings and leasehold improvements	1,354,671	-	1,354,671
Furniture and equipment	666,415	-	666,415
Construction-in-process	72,818	-	72,818
	2,377,681	-	2,377,681
Less accumulated depreciation and amortization	(810,835)	-	(810,835)
Net property and equipment	1,566,846	-	1,566,846
Other Assets:
Goodwill	158,068	-	158,068
Other	85,957	(4,405)	81,552
Total other assets	244,025	(4,405)	239,620
Total assets	$ 2,211,791	(4,405)	$ 2,207,386

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current installments of long-term debt	$ 18,099	-	$ 18,099
Accounts payable	96,795	-	96,795
Accrued liabilities	227,225	-	227,225
Income taxes payable	37,043	-	37,043
Total current liabilities	379,162	-	379,162
Long-term debt, less current installments	639,291	-	639,291
Deferred income taxes	81,902	(9,449)	72,453
Other liabilities	85,363	20,695	106,058

Shareholders' Equity:
Common stock	11,750	-	11,750
Additional paid-in capital	357,444	-	357,444
Accumulated other comprehensive income	737	-	737
Retained earnings	1,277,298	(15,651)	1,261,647
	1,647,229	(15,651)	1,631,578
Less:
Treasury stock, at cost	(619,806)	-	(619,806)
Unearned compensation	(1,350)	-	(1,350)
Total shareholders' equity	1,026,073	(15,651)	1,010,422
Total liabilities and shareholders' equity	$ 2,211,791	(4,405)	$ 2,207,386

BRINKER INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF INCOME
SUMMARY OF RESTATEMENT IMPACTS
FOR THE YEAR ENDED JUNE 30, 2004
(In thousands, except per share amounts)

	AS REPORTED	ADJUSTMENTS	AS RESTATED
Revenues	$ 3,707,486	-	$ 3,707,486
Operating Costs and Expenses:
Cost of sales	1,024,724	-	1,024,724
Restaurant expenses	2,028,569	4,905	2,033,474
Depreciation and amortization	175,449	-	175,449
General and administrative	153,231	-	153,231
Restructure charges and other impairments	74,237	-	74,237
Total operating costs and expenses	3,456,210	4,905	3,461,115

Operating income	251,276	(4,905)	246,371

Interest expense	11,603	-	11,603
Other, net	1,742	-	1,742
Income before tax expense	237,931	(4,905)	233,026
Income tax expense	(83,970)	1,862	(82,108)
Net income	$ 153,961	(3,043)	$ 150,918

Basic net income per share	$ 1.60	(0.03)	$ 1.57
Diluted net income per share	$ 1.57	(0.03)	$ 1.54
Basic weighted average
shares outstanding	96,072		96,072
Diluted weighted average
shares outstanding	97,939		97,939

BRINKER INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF INCOME
SUMMARY OF RESTATEMENT IMPACTS
FOR THE YEAR ENDED JUNE 25, 2003
(In thousands, except per share amounts)

	AS REPORTED	ADJUSTMENTS	AS RESTATED
Revenues	$ 3,285,394	-	$ 3,285,394
Operating Costs and Expenses:
Cost of sales	900,379	-	900,379
Restaurant expenses	1,798,752	3,887	1,802,639
Depreciation and amortization	158,153	-	158,153
General and administrative	131,763	-	131,763
Restructure charges and other impairments	29,744	-	29,744
Total operating costs and expenses	3,018,791	3,887	3,022,678

Operating income	266,603	(3,887)	262,716

Interest expense	12,449	-	12,449
Other, net	567	-	567
Income before tax expense	253,587	(3,887)	249,700
Income tax expense	(84,951)	1,451	(83,500)
Net income	$ 168,636	(2,436)	$ 166,200

Basic net income per share	$ 1.74	(0.03)	$ 1.71
Diluted net income per share	$ 1.70	(0.02)	$ 1.68
Basic weighted average
shares outstanding	97,096		97,096
Diluted weighted average
shares outstanding	99,135		99,135

BRINKER INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF INCOME
SUMMARY OF RESTATEMENT IMPACTS
FOR THE YEAR ENDED JUNE 26, 2002
(In thousands, except per share amounts)

	AS REPORTED	ADJUSTMENTS	AS REPORTED
Revenues	$ 2,887,111	-	$ 2,887,111
Operating Costs and Expenses:
Cost of sales	796,714	-	796,714
Restaurant expenses	1,582,644	3,300	1,585,944
Depreciation and amortization	130,102	-	130,102
General and administrative	121,420	-	121,420
Restructure charges and other impairments	8,723	-	8,723
Total operating costs and expenses	2,639,603	3,300	2,642,903

Operating income	247,508	(3,300)	244,208

Interest expense	13,327	-	13,327
Other, net	2,332	-	2,332
Income before tax expense	231,849	(3,300)	228,549
Income tax expense	(79,136)	1,232	(77,904)
Net income	$ 152,713	(2,068)	$ 150,645

Basic net income per share	$ 1.56	(0.02)	$ 1.54
Diluted net income per share	$ 1.52	(0.02)	$ 1.50
Basic weighted average
shares outstanding	97,862		97,862
Diluted weighted average
shares outstanding	100,565		100,565